Exhibit 99.1

Steel Partners Holdings L.P. Announces Partial Redemption of 6.0% Series A Preferred Units

NEW YORK, NY – December 23, 2019 – Steel Partners Holdings L.P. (NYSE: SPLP) (the “Company”), a diversified global holding company, today announced that it will redeem 1,600,000 units of its 6.0% Series A Preferred Units, no par value (the “Preferred Units”), currently representing approximately 20.2% of total outstanding Preferred Units, on February 6, 2020 (the “Redemption Date”). The Preferred Units are currently traded on the New York Stock Exchange under the symbol “SPLP-PRA” (CUSIP 85814R 206). The Company is redeeming the Preferred Units based on its previously-disclosed obligation to repurchase the Preferred Units by the third anniversary of their issuance, February 7, 2020.

The Preferred Units will be redeemed in cash on a pro rata basis for a redemption price equal to $25.00 per unit, plus an amount of $0.22 per unit, equal to any accumulated and unpaid distributions up to, but excluding, the Redemption Date (the “Redemption Price”), for a total payment of approximately $40.4 million (the “Redemption Payment”). On the Redemption Date, unless the Company defaults in making the Redemption Payment, all distributions on the Preferred Units that are to be redeemed will cease to accrue, and all rights of the holders of such units, except the right of the holders to receive payment of the Redemption Price, will terminate without interest.

The Company plans to send a notice of redemption, including information about redemption procedures, to all record holders of the Preferred Units after the record date of January 6, 2020 and at least 30 days before the Redemption Date. Investors who hold their Preferred Units in “street name” should contact the bank or broker through which they hold a beneficial interest in the Preferred Units for information about obtaining the Redemption Price for their Preferred Units.

American Stock Transfer & Trust Company, LLC will act as redemption agent (the “Redemption Agent”). The address for the Redemption Agent is:

If by Mail:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, NY 10272-2042

If by Hand, Express Mail, Courier or other Expedited Service:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

This press release does not constitute a notice of redemption, nor an offer to tender for, or purchase any Preferred Units or any other security.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future actions. The Company has identified these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities, insofar as they relate to the Company’s ability to pay the Redemption Payment, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, risks related to funding the Company’s defined benefit pension plans, the Company’s costs relating to environmental and other regulatory compliance, the Company’s need for any additional financing and the terms and conditions of any such financing that is consummated, losses in the Company’s investment portfolio, the impact of WebBank’s capital requirements on the Company’s liquidity and the other factors described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018 and quarterly report on Form 10-Q for the quarterly period ended September 30, 2019. All forward-looking statements speak only as of the date hereof, and except as otherwise required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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